Exhibit 5.1

101 South Queen Street Martinsburg, West Virginia 25401 7000 Hampton Center Morgantown, West Virginia 26505 501 Avery Street Parkersburg, West Virginia 26101	600 Quarrier Street Charleston, West Virginia 25301 Post Office Box 1386 Charleston, West Virginia 25325-1386 (304) 347-1100 www.bowlesrice.com	Southpointe Town Center 1800 Main Street, Suite 200 Canonsburg, Pennsylvania 15317 1217 Chapline Street Wheeling, West Virginia 26003 480 West Jubal Early Drive, Suite 130 Winchester, Virginia 22601

Telephone — (304) 347-1100 Facsimile — (304) 343-3058	January 26, 2016	E-Mail Address: www.bowlesrice.com

Board of Directors

United Bankshares, Inc.

500 Virginia Street, East

Charleston, West Virginia 25301

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to United Bankshares, Inc., a West Virginia corporation (the “Corporation”), and are furnishing this opinion letter to the Corporation in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offering of 7,094,210 shares of the Corporation’s common stock, par value $2.50 per share (the “Shares”), which may be issued to the shareholders of Bank of Georgetown, a District of Columbia corporation (“Georgetown”), in connection with the merger contemplated by the Agreement and Plan of Reorganization, dated as of November 9, 2015, by and between the Corporation and Georgetown (the “Merger Agreement” and such merger, the “Merger”).

For purposes of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Registration Statement and all exhibits thereto, the Merger Agreement, the Amended and Restated Articles of Incorporation of the Corporation effective December 23, 2008, the Amended and Restated Bylaws of the Corporation, effective on January 25, 2010, the corporate minutes, proceedings, records and instruments of the Corporation, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. We have also assumed that the Shares will be issued upon

January 26, 2016

receipt of valid consideration under applicable law and that the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Corporation and others.

We express no opinion herein as to the law of any state or jurisdiction other than the statutory laws of the State of West Virginia and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares shall have been issued in accordance with the terms of the Merger Agreement, including the receipt by the Corporation of the consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in the related prospectus and proxy statement contained therein and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Bowles Rice LLP

Bowles Rice LLP